As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK CORPORATION

(Exact Name of Company as Specified in Its Charter)

Louisiana	72-1280718
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 West Congress Street Lafayette, Louisiana	70501
(Address of Principal Executive Offices)	(Zip Code)

IBERIABANK Corporation

Amended & Restated 2010 Stock Incentive Plan

(Full title of the Plan)

Daryl G. Byrd, President

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(Name and Address of Agent For Service)

(337) 521-4003

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Edward B. Crosland, Jr., Esq.	Kelly C. Simoneaux, Esq.
Peter J. Rivas, Esq.	Jones, Walker, Waechter, Poitevent,
Jones, Walker, Waechter, Poitevent,	Carrère & Denègre L.L.P.,
Carrère & Denègre L.L.P.	201 St. Charles Avenue, 51st Floor
499 S. Capitol Street, S.W.	New Orleans, Louisiana 70170
Washington, D.C. 20003	(504) 582-8242
(202) 203-1088

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value	900,000	$57.16	$51,444,000	$5973

(1)	Upon a stock split, stock dividend or similar transaction during the effectiveness of this Registration Statement, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low selling prices of the Common Stock as reported on the NASDAQ Global Select Market on June 2, 2011.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register 900,000 additional shares of common stock, par value $1.00 per share (the “Common Stock”) of IBERIABANK Corporation (the “Company”) issuable pursuant to the 2010 IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan (hereinafter, the “2010 Stock Incentive Plan”). On April 2, 2010, the Company registered 500,000 shares of Common Stock under the 2010 Stock Incentive Plan on Form S-8 (Registration No. 333-165877). In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-165877) are incorporated herein by reference, except for Items 3 and 8, which are updated as follows:

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation by Reference

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (Commission File No. 000-25756);

(b)	All other reports filed by the Company with the Commission pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 28, 1995, including any amendment or report or other filing with the Commission filed subsequent thereto and updating that description.

In addition, all documents subsequently filed by the Company, where applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents with the Commission. Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits

4.1	2010 IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 12, 2011.

5	An opinion of counsel of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5)

24	Powers of Attorney (included in the signature pages of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 3rd day of June, 2011.

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daryl G. Byrd or Anthony J. Restel, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Daryl G. Byrd	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2011
Daryl G. Byrd

/s/ John R. Davis	Senior Executive Vice President of Finance and Investor Relations	June 3, 2011
John R. Davis

/s/ Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2011
Anthony J. Restel

/s/ Jeffrey A. Powell	Executive Vice President, Corporate Controller and Principal Accounting Officer	June 3, 2011
Jeffrey A. Powell

/s/ Elaine D. Abell	Director	June 3, 2011
Elaine D. Abell

S-1

Signatures	Title	Date

/s/ Harry V. Barton, Jr.	Director	June 3, 2011
Harry V. Barton, Jr.

/s/ John N. Casbon	Director	June 3, 2011
John N. Casbon

/s/ William H. Fenstermaker	Director	June 3, 2011
William H. Fenstermaker

/s/ Ernest P. Breaux, Jr.	Director	June 3, 2011
Ernest P. Breaux, Jr.

/s/ O. Miles Pollard, Jr.	Director	June 3, 2011
O. Miles Pollard, Jr.

/s/ E. Stewart Shea, III	Director	June 3, 2011
E. Stewart Shea, III

/s/ David H. Welch	Director	June 3, 2011
David H. Welch

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